Exhibit 12(a)(4)

GLOBAL EQUITY LONG/SHORT MASTER FUND
MORGAN CREEK GLOBAL EQUITY LONG/SHORT FUND
MORGAN CREEK GLOBAL EQUITY LONG/SHORT INSTITUTIONAL FUND
MORGAN CREEK SERIES TRUST

Proxy Voting Policy and Procedures

The Board of Trustees of Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a “Fund” and collectively, the “Funds”), and Morgan Creek Series Trust (the “Trust” and collectively with the Funds, the “Fund Complex”) hereby adopts the following policy and procedures with respect to voting proxies relating to portfolio securities held by the Fund Complex.

I.      Policy

It is the policy of the Board of Trustees of the Fund Complex to delegate the responsibility for voting proxies relating to portfolio securities held by the Fund Complex to Morgan Creek Capital Management, LLC (the “Adviser”) as a part of the Adviser’s general management of the Fund Complex, subject to the Board’s continuing oversight.  The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner substantially consistent with the policies of the Adviser and then ensure such proxies are voted on a timely basis.

II.    Fiduciary Duty

The right to vote a proxy with respect to portfolio securities held by the Fund Complex is an asset of the Funds or Trust.  The Adviser, to which authority to vote on behalf of the Funds or Trust is delegated, acts as a fiduciary of the Fund Complex and must vote proxies in a manner consistent with the best interest of the Funds and their shareholders.

III.   Procedures

The following are the procedures adopted by the Board of Trustees for the administration of this policy:

A.      Review of Adviser Proxy Voting Procedures.  The Board of Trustees of the Fund Complex shall review and amend these procedures as they deem necessary and advisable.  In addition, the Adviser shall notify the Board promptly of materials changes to its policies, procedures or other guidelines for voting proxies on behalf of the Fund Complex.

B.      Voting Record Reporting.  The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX for the Fund Complex at least annually.  Such voting record information shall be in a form acceptable to the Fund Complex and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Fund Complex and the Adviser may agree to from time to time.  With respect to those proxies that the Adviser has identified as involving a conflict of interest1, the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

1
As it is used in this document, the term “conflict of interest” refers to a situation in which the Adviser or affiliated persons of the Adviser have a financial interest in a matter presented by a proxy other than the obligation it incurs as investment adviser to the Funds which could potentially compromise the Adviser’s independence of judgment and action with respect to the voting of the proxy.

IV.   Revocation

The delegation by the Board of Trustees of the authority to vote proxies relating to portfolio securities of the Fund Complex is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.     Annual Filing

The Fund Complex shall file an annual report of each proxy voted with respect to portfolio securities of the Fund Complex during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

VI.   Disclosures

1)	The Fund Complex shall include in its registration statements:

1.      A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

2.      A statement disclosing that information regarding how the Fund Complex voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Fund Complex’s toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

2)	The Fund Complex shall include in its annual and semi-annual reports to shareholders:

3.      A statement disclosing that a description of the policies and procedures used by or on behalf of the Fund Complex to determine how to vote proxies relating to portfolio securities of the Funds or series of the Trust is available without charge, upon request, by calling the Fund Complex’s toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

4.      A statement disclosing that information regarding how the Fund Complex voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Fund Complex’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

VII.  Review of Policy.

At least annually, the Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

Adopted: October 4, 2010, amended December 4, 2012

I.	PROXY VOTING

A.	General Proxy Voting Policies

(1)	Voting in the Best Interests of Advisory Clients

Morgan Creek understands and appreciates the importance of proxy voting.  To the extent that Morgan Creek has discretion to vote the proxies of its Advisory Clients, Morgan Creek will vote any such proxies in the best interests of Advisory Clients and Investors (as applicable) and in accordance with the procedures outlined below (as applicable).

It is the policy of the Board of Trustees of the Company to delegate the responsibility for voting proxies relating to portfolio securities held by the Company to Morgan Creek as a part of Morgan Creek’s general management of the Company, subject to the Board’s continuing oversight.  The delegation by the Board of Trustees of the authority to vote proxies relating to portfolio securities of the Company is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

Morgan Creek may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner substantially consistent with the policies of the firm and then ensure such proxies are voted on a timely basis.

(2)	Applicability of Policy

It should be specifically noted that the Funds generally invest (directly or indirectly) in private investment funds.  As such, it is expected that proxies received by Morgan Creek primarily will deal with matters related to the operative terms and business details of such private investment funds.  Morgan Creek is not responsible for, and these procedures are not applicable to, proxies received by the investment managers of the underlying investment funds invested in by the Advisory Clients (related to issuers invested in by such underlying investment funds).  To the extent that a Non-Discretionary Advisory Client accesses an underlying investment manager, it is understood that voting discretion related to issuers will generally be held by such underlying investment managers.  Non-Discretionary Advisory Clients may request the view of Morgan Creek on proposed amendments or other changes to the operating documents of private investment funds.  Morgan Creek will provide recommendations based on consideration for the individual needs and best interests of the client, which may differ from those of the Funds.

B.	Proxy Voting Procedures

(1)
All proxies sent to Advisory Clients or the Company that are actually received by Morgan Creek (to vote on behalf of the Advisory Clients/ the Company) will be provided to the Chief Compliance Officer.

(2)	The Chief Compliance Officer will generally adhere to the following procedures (subject to limited exception):

(a)	A written record of each proxy received by Morgan Creek (on behalf of its Advisory Clients or the Company) will be kept in Morgan Creek’s files;

(b)	The Chief Compliance Officer will determine which of Morgan Creek’s Advisory Clients or the Company holds an interest in the private investment fund or security to which the proxy relates;

(c)
The Chief Compliance Officer will call a meeting (which may be via telephone) of the Chief Compliance Officer, Michael P. Hennessy, Josh S. Tilley and Mark B. Vannoy (collectively referred to as “Proxy Voting Committee”) and provide each member of the Proxy Voting Committee with:

(i)	a copy of the proxy;

(ii)	a list of the Advisory Clients or Company to which the proxy is relevant pursuant to Section XIX.B(2) above;

(iii)	the amount of votes controlled by each Advisory Client or Company; and

(iv)	the deadline that such proxies need to be completed and returned to the private investment fund or company in question.

(d)
Prior to voting any proxies, the Proxy Voting Committee will determine if there are any conflicts of interest related to the proxy in question in accordance with the general guidelines in Section XIX.C. below.  If a conflict is identified, the Proxy Voting Committee will then make a determination (which may be in consultation with outside legal counsel) as to whether the conflict is material or not.

(e)
If no material conflict is identified pursuant to these procedures, the Proxy Voting Committee will make a decision on how to vote the proxy in question in accordance with the guidelines set forth in Section XIX.D. below.  The Chief Compliance Officer will deliver the proxy in accordance with instructions related to such proxy in a timely and appropriate manner.

(f)
Although not presently intended to be used on a regular basis, Morgan Creek is empowered to retain an independent third party to vote proxies in certain situations (including situations where a material conflict of interest is identified).

C.	Handling of Conflicts of Interest

(1)
As stated above, in evaluating how to vote a proxy, the Proxy Voting Committee will first determine whether there is a conflict of interest related to the proxy in question between Morgan Creek and its Advisory Clients or the Company.  This examination will include (but will not be limited to) an evaluation of whether Morgan Creek (or any affiliate of Morgan Creek) has any relationship with the private investment fund (or such fund’s investment adviser or affiliate) or company to which the proxy relates outside an investment in such investment fund/company by an Advisory Client of Morgan Creek or the Company.

(2)
If a conflict is identified and deemed “material” by the Proxy Voting Committee, Morgan Creek will determine whether voting in accordance with the proxy voting guidelines outlined in Section XIX.D. below is in the best interests of affected Advisory Clients/ the Company (which may include utilizing an independent third party to vote such proxies).

(3)
With respect to material conflicts, Morgan Creek will determine whether it is appropriate to disclose the conflict to affected Advisory Clients/ the Company and Investors and give Investors the opportunity to vote the proxies in question themselves except that if the Advisory Client is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the investment management agreement between Morgan Creek and the ERISA Advisory Client reserves the right to vote proxies when Morgan Creek has determined that a material conflict exists that does affect its best judgment as a fiduciary to the ERISA Advisory Client, Morgan Creek will:

(a)	Give the ERISA Advisory Client the opportunity to vote the proxies in question themselves; or

(b)	Follow designated special proxy voting procedures related to voting proxies pursuant to the terms of the investment management agreements with such ERISA Advisory Clients (if any).

D.	Voting Guidelines

(1)
In the absence of specific voting guidelines mandated by a particular Advisory Client or the Company, Morgan Creek will endeavor to vote proxies in the best interests of each Advisory Client/ the Company.

(2)
Although voting certain proxies may be subject to the discretion of Morgan Creek, Morgan Creek is of the view that voting proxies in accordance with the following general guidelines is in the best interests of its Advisory Clients and the Company:

(a)	Morgan Creek will generally vote in favor of routine corporate housekeeping proposals including, but not limited to, the following:

(i)	election of directors (where there are no related corporate governance issues);

(ii)	selection or reappointment of auditors; or

(iii)	increasing or reclassification of common stock.

(b)	Morgan Creek will generally vote against proposals that:

(i)	make it more difficult to replace members of the issuer’s board of directors or board of managers; and

(ii)	introduce unequal voting rights (although there may be regulatory reasons that would make such a proposal favorable to certain Advisory Clients of Morgan Creek and/or the Company).

(3)
For proxies addressing any other issues (which may include proposals related to fees paid to investment managers of underlying investment funds, redemption rights provided by underlying investment funds, investment objective modifications, etc.), Morgan Creek shall determine (which may be based upon the advice of external lawyers, compliance consultants or accountants) whether a proposal is in the best interest of affected Advisory Clients/ the Company.  In doing so, Morgan Creek will evaluate a number of factors which may include (but are not limited to): (a) the performance of the underlying investment fund or company in question; and (b) a comparison of the proposed changes in terms to customary terms in the industry.

E.	Disclosure of Procedures

Advisory Clients: Employees should note that a brief summary of these proxy voting procedures are  included in Morgan Creek’s Form ADV Part II and will be updated whenever these policies and procedures are updated.  The Chief Compliance Officer will be responsible for sending a copy of this summary to all existing Advisory Clients.  Advisory Clients and Investors will also be provided with contact information as to how such Advisory Clients and Investors can obtain information about: (a) the details of Morgan Creek’s proxy voting procedures (i.e., a copy of these procedures); and (b) how Morgan Creek has voted proxies that are relevant to the affected Advisory Client or Investor.

The Company: The Company shall include in its registration statements: (a) a description of this policy and of the policies and procedures used by Morgan Creek to determine how to vote proxies relating to portfolio securities; and (b) a statement disclosing that information regarding how the Company voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Company’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

The Company shall include in their annual and semi-annual reports to shareholders: (a) a statement disclosing that a description of the policies and procedures used by or on behalf of the Company to determine how to vote proxies relating to portfolio securities of the Company is available without charge, upon request, by calling the Company’s toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and (b) a statement disclosing that information regarding how the Company voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Company’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

F.	Record-Keeping Requirements

The Chief Compliance Officer will be responsible for maintaining files relating to Morgan Creek’s proxy voting procedures.  Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept in the offices of Morgan Creek.  Records of the following will be included in the files:

(1)	Copies of these proxy voting policies and procedures, and any amendments thereto;

(2)
A copy of each proxy statement that Morgan Creek actually receives; provided, however, that Morgan Creek may rely on obtaining a copy of proxy statements from the SEC’s EDGAR system for those proxy statements that are so available;

(3)	A record of each vote that Morgan Creek casts;

(4)	A copy of any document that Morgan Creek created that was material to making a decision how to vote the proxies, or memorializes that decision (if any); and

(5)
A copy of each written request for information on how Morgan Creek voted such proxies and a copy of any written response to any request for information on how Morgan Creek voted proxies on behalf of Advisory Clients/ the Company.

G.	Company’s Annual Filing Requirement

The Company shall file an annual report of each proxy voted with respect to the portfolio securities of the Company during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

Morgan Creek shall provide the voting record information necessary for the completion and filing of Form N-PX for the Company at least annually.  Such voting record information shall be in a form acceptable to the Company and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Company and Morgan Creek may agree to from time to time.  With respect to those proxies that Morgan Creek has identified as involving a conflict of interest2, Morgan Creek shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

2
As it is used in this document, the term “conflict of interest” refers to a situation in which Morgan Creek or affiliated persons of Morgan Creek have a financial interest in a matter presented by a proxy other than the obligation it incurs as investment adviser to the Company which could potentially compromise Morgan Creek’s independence of judgment and action with respect to the voting of the proxy.

H.	Review of Proxy Voting Procedures

At least annually, each of Morgan Creek and the Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary.

The Board of Trustees shall review and amend these procedures as they deem necessary and advisable.  In addition, Morgan Creek shall notify the Board promptly of material changes to its policies, procedures or other guidelines for voting proxies on behalf of the Company.